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                                   EXHIBIT A

                       DIRECTORS AND EXECUTIVE OFFICERS
                                      OF
                                 MORTCO, INC.
                                      AND
                              RENTRAK CORPORATION


     Each person listed below is a United States citizen with a business address at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220.


     NAME                         PRESENT PRINCIPAL OCCUPATION

Ron Berger            Chairman of the Board of Directors and President of
                      Mortco, Inc. and Rentrak Corporation.

F. Kim Cox            Vice President, Secretary, and Treasurer of Mortco, Inc.
                      and Executive Vice President, Secretary and Treasurer of
                      Rentrak Corporation

Michael Lightbourne   Executive Vice President of Rentrak Corporation

Christopher Roberts   Executive Vice President of Sales of Rentrak Corporation

Amir Yazdani          Executive Vice President of Information Systems of Rentrak
                      Corporation

Marty Graham          Executive Vice President of Product Development of Rentrak
                      Corporation

Edward Barnick        Executive Vice President of Distribution of Rentrak
                      Corporation

Carolyn Pihl          Executive Vice President of Finance of Rentrak Corporation

Stephen Roberts       Director of Mortco, Inc. and Rentrak Corporation and
                      President of The S. Roberts Company

Bill LeVine           Director of Mortco, Inc. and Rentrak Corporation and
                      President of LeVine Enterprises

Herbert M. Fischer    Director of Mortco, Inc. and Rentrak Corporation and
                      President of MEDIACOPY

Skipper Baumgarten    Director of Rentrak Corporation and CEO of American
                      Contractors
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Dr. Pradeep Batra     Director of Rentrak Corporation and President of Unique
                      Business Systems

Peter Dal Bianco      Director of Mortco, Inc. and Rentrak Corporation and
                      President of Famley Enterprises

James P. Jimirro      Director of Mortco, Inc. and Rentrak Corporation and
                      President of J2 Communications

Muneaki Masuda        Director of Mortco, Inc. and Rentrak Corporation and
                      Chairman of CCC